UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2004

NOCOPI TECHNOLOGIES, INC.
(Exact name of issuer as specified in charter)

MARYLAND (State or Other Jurisdiction of Incorporation or Organization)	0-20333 (Commission File Number)	87-0406496 (I.R.S. Employer Identification Number)

9C Portland Road, West Conshohocken
Pennsylvania 19428
(Address of principal executive offices)

(610) 834-9600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 (b)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 24, 2004, Claude Nash resigned from the Board of Directors of Nocopi Technologies, Inc., due to Mr. Nash’s personal time commitments.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NOCOPI TECHNOLOGIES, INC.
Date: September 30, 2004	By:	/s/ Rudolph A. Lutterschmidt Rudolph A. Lutterschmidt Chief Financial Officer